UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020 (August 5, 2020)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2020, CoreCivic, Inc., a Maryland corporation (the “Company”), entered into (i) a First Amendment to Term Loan Agreement, modifying that certain Term Loan Credit Agreement dated as of December 18, 2019, by and among the Company, as Borrower, certain lenders party thereto from time to time, and the Administrative Agent thereunder (the “Term B Credit Agreement”) and (ii) a First Amendment to Second Amended and Restated Credit Agreement, modifying that certain Second Amended and Restated Credit Agreement dated as of April 17, 2018, by and among the Company, as Borrower, certain lenders party thereto from time to time, and the Administrative Agent thereunder (the “Revolving Credit Agreement”; and together with the Term B Credit Agreement, the “Credit Agreements”). The foregoing amendments amended the representations, warranties and covenants of the Credit Agreements to permit the Company to elect not to be taxed as a Real Estate Investment Trust (“REIT”).

The amendments also provide that following the revocation of the Company’s REIT election (as discussed in Item 8.01 below), the Company will continue to be able to make restricted payments (including cash dividends, share repurchases and investments in unrestricted subsidiaries), subject to certain conditions and limitations, in an amount equal to the greater of (i) $50,000,000 during any period of four consecutive fiscal quarters, and (ii) the greatest amount of restricted payments that, after giving pro forma effect thereto, would not cause the four quarter consolidated secured leverage ratio to exceed 1.50 to 1.00.

The foregoing summary of the amendments to the Term B Credit Agreement and the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the amendments to the Term B Credit Agreement and the Revolving Credit Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (“Current Report”) and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2020, the Company issued a press release announcing its 2020 second quarter financial results. A copy of the release is furnished as part of this Current Report as Exhibit 99.1 and is incorporated herein by reference. The release contains certain financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”), which the Company believes is useful to investors and other interested parties. The Company has included information concerning this non-GAAP information in the release, including a reconciliation of such information to the most comparable GAAP measures, the reasons why the Company believes such information is useful, and the Company’s use of such information for additional purposes.

The information under this Item 2.02, including Exhibit 99.1 attached to this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference herein or in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 5, 2020, the Company issued a press release announcing that its Board of Directors (the “Board”) unanimously approved a plan to revoke its REIT election and become a taxable C corporation, effective January 1, 2021. The Company will continue to operate as a REIT for the remainder of the 2020 tax year, and existing REIT requirements and limitations, including those established by the Company’s organizational documents, will remain in place until January 1, 2021. The press release also announced that the Board has unanimously determined to discontinue the Company’s quarterly dividend and will prioritize allocating the Company’s free cash flow to debt reduction. The Company’s press release dated August 5, 2020, is filed herewith as Exhibit 99.2, and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains statements as to the Company’s beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) whether revoking the Company’s REIT election and the Company’s revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating the Company’s planned debt reduction initiative and planned return of capital to shareholders; (ii) the Company’s ability to identify and consummate the sale of certain non-core assets at attractive prices; (iii) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of the novel coronavirus (“COVID-19”); (iv) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities the Company operates; (v) the location and duration of shelter in place orders and other restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities; (vi) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on the Company’s contract renewals and renegotiations, per diem rates, and occupancy; (vii) fluctuations in the Company’s operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (viii) the Company’s ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (ix) changes in the privatization of the corrections and detention industry, the acceptance of the Company’s services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as the Company’s ability to utilize available beds; (x) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or the Company’s business, in particular, including, but not limited to, the continued utilization of the South Texas Family Residential Center by United States Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (the Company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (xi) the Company’s ability to successfully identify and consummate future development and acquisition opportunities and the Company’s ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (xii) the Company’s ability, following the revocation of its REIT election, to identify and initiate service opportunities that were unavailable under the REIT structure ; (xiii) the Company’s ability to meet and maintain qualification for taxation as a REIT for the years the Company elected REIT status; and (xiv) the availability of debt and equity financing on terms that are favorable to the Company, or at all. Other factors that could cause operating and financial results to differ are described in the filings the Company makes from time to time with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this Current Report following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this Current Report or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Term Loan Credit Agreement, dated August 5, 2020, to the Term Loan Credit Agreement, dated as of December 18, 2019

10.2	First Amendment to Second Amended and Restated Credit Agreement, dated August 5, 2020, to the Second Amended and Restated Credit Agreement, dated as of April 17, 2018

99.1	Press Release dated August 5, 2020

99.2	Press Release dated August 5, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 5, 2020	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer